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                                                                EXHIBIT 23

                      INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Group Maintenance America Corp.

  We consent to incorporation by reference in the registration statements (No. 333-41749, No. 333-41751, No. 333-58651, and 333-60537) on Form S-8 of Group
Maintenance America Corp. of our report dated August 26, 1998, relating to the balance sheet of Romanoff Electic Corp. as of December 31, 1997, and the related statement of operations, shareholders' equity and cash flows for the year ended December 31, 1997, which report appears in the current report on Form 8-K/A of Group Maintenance America Corp. dated September 21, 1998.

                                          KPMG PEAT MARWICK LLP

Houston, Texas
September 21, 1998